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                                                            EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                                       OF
                           DURA PHARMACEUTICALS, INC.
                            (A DELAWARE CORPORATION)
                                       AND
                           DURA PHARMACEUTICALS, INC.
                           (A CALIFORNIA CORPORATION)


          THIS AGREEMENT AND PLAN OF MERGER dated as of July 1, 1997 (this "Agreement") is between Dura Pharmaceuticals, Inc., a Delaware corporation ("Dura Delaware"), and Dura Pharmaceuticals, Inc., a California corporation ("Dura California"). Dura Delaware and Dura California are sometimes referred to herein as the "Constituent Corporations."

                                 R E C I T A L S
                                 ---------------

          A. Dura Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of One Hundred Five Million (105,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $.001. No shares of Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), par value $.001. As of the date hereof, and before giving effect to the transactions contemplated hereby, 43,848,063 shares of Common Stock were issued and outstanding, all of which were held by Dura California.

          B. Dura California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of One Hundred Five Million (105,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000), no par value, none of which are currently outstanding. The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), no par value.

          C. The Board of Directors of Dura California has determined that, for the purpose of effecting the reincorporation of Dura California in the State of Delaware, it is advisable and in the best interests of Dura California that Dura California merge with and into Dura Delaware upon the terms and conditions herein provided.

          D. The respective Boards of Directors of Dura Delaware and Dura California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

          E.   Dura Delaware is a wholly-owned subsidiary of Dura California.
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          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Dura Delaware and Dura California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I.  MERGER

          1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the General Corporation Law of the State of California, Dura California shall be merged with and into Dura Delaware (the "Merger"), the separate existence of Dura California shall cease and Dura Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Dura Pharmaceuticals, Inc.

          1.2 FILING AND EFFECTIVENESS. The Merger shall not become effective until the following actions shall be completed:

               (a) This Agreement and the Merger shall have been adopted and approved by the stockholders of the Dura California and the sole stockholder of Dura Delaware in accordance with the requirements of the Delaware General Corporation Law and the General Corporation Law of the State of California;

               (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

               (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

               (d) An executed counterpart of this Agreement, a Certificate of Ownership or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

          The date and time when the Merger shall become effective as aforesaid, is herein called the "Effective Date of the Merger."

          1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Dura California shall cease and Dura Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Dura California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Dura California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Dura Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Dura California in the same manner as if Dura Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

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           II.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Dura Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 BYLAWS. The Bylaws of Dura Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 DIRECTORS AND OFFICERS. The directors and officers of Dura Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Restated Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                III.  MANNER OF CONVERSION OF STOCK

          3.1 DURA CALIFORNIA COMMON SHARES. Upon the Effective Date of the Merger, each share of Dura California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation Common Stock shall be issued but shall, instead, be rounded up to the nearest whole number.

          3.2 DURA CALIFORNIA OPTIONS, WARRANTS AND STOCK PURCHASE RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the employee benefits plans (including the 401(k) Profit Sharing Plan, the Deferred Compensation Plan and the 1992 Stock Option Plan) and all other employee benefit plans of Dura California. Each outstanding and unexercised option, warrant or other right to purchase Dura California Common Stock shall become an option, warrant or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of Dura California Common Stock issuable pursuant to any such option, warrant or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such Dura California option, warrant or stock purchase right at the Effective Date of the Merger. There are no options, warrants or purchase rights for Preferred Stock of Dura California.

          A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, warrants and stock purchase rights equal to the number of shares of Dura California Common Stock so reserved immediately prior to the Effective Date of the Merger.

          3.3 DURA DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, par value $.001 per share, of Dura Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Dura Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

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          3.4  EXCHANGE OF CERTIFICATES.  After the Effective Date of the
Merger, each holder of an outstanding certificate representing shares of Dura California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Dura California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Dura California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Dura California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of Dura Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Dura Delaware that such tax has been paid or is not payable.

          No action need be taken by holders of Dura California Common Stock to exchange their certificates for shares of Dura Delaware Common Stock; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares of Dura California will automatically represent an equal number of shares of Dura Delaware upon the Effective Date of the Merger.


                                  IV.  GENERAL

          4.1 COVENANTS OF DURA DELAWARE. Dura Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          4.1.1 Qualify to do business as a foreign corporation in the State of California.

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          4.1.2     File any and all documents with the California Franchise Tax
Board necessary for the assumption by Dura Delaware of all of the franchise tax liabilities of Dura California.

          4.1.2 Take such other actions as may be required by the General Corporation Law of the State of California.

          4.2 FURTHER ASSURANCES. From time to time, as and when required by Dura Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Dura California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Dura Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Dura California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Dura Delaware are fully authorized in the name and on behalf of Dura California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Dura California or of Dura Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Dura California.

          4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or
(3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

          4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent and the registered agent of the Surviving Corporation at such address is Corp America, Inc.

          4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 5880 Pacific Center Boulevard, San Diego, CA 92121, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

          4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

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          4.8  COUNTERPARTS.  In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.




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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of Dura Pharmaceuticals, Inc., a Delaware corporation, and Dura Pharmaceuticals, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                          DURA PHARMACEUTICALS, INC.,
                          a Delaware corporation



                          By:  /s/ Cam L. Garner
                             -----------------------------------------
                             Cam L. Garner
                             Chairman, President and Chief Executive Officer


ATTEST:



     /s/ Mitchell R. Woodbury
-----------------------------------
Mitchell R. Woodbury
Senior Vice President,
General Counsel and Secretary

                          DURA PHARMACEUTICALS, INC.,
                          a California corporation


                          By:  /s/ Cam L. Garner
                             -----------------------------------------------
                             Cam L. Garner
                             Chairman, President and Chief Executive Officer

ATTEST:


     /s/ Mitchell R. Woodbury
----------------------------------
Mitchell R. Woodbury
Senior Vice President,
General Counsel and Secretary



                          [COUNTERPART SIGNATURE PAGE
                        TO AGREEMENT AND PLAN OF MERGER]


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